Exhibit 99.1

LIQTECH INTERNATIONAL, INC. AND SUBSIDIARIES

PROFORMA FINANCIAL STATEMENTS

         The following unaudited proforma condensed consolidated balance sheet gives effect to the private placement of 1,617,503 preferred shares on the balance sheet of LIQTECH INTERNATIONAL, INC. as of September 30, 2017, accounting for the transaction using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of September 30, 2017. The transaction was completed on November 14, 2017.

         The proforma condensed consolidated financial statements should be read in conjunction with the separate consolidated financial statements and related notes thereto of LIQTECH INTERNATIONAL, INC.

LIQTECH INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEETS

	As of	Proforma	Proforma as of
	September, 30	Adjustment	September, 30
	2017		2017
	Unaudited
Current Assets:
Cash	$528,566	$1,941,004	$2,469,570
Accounts receivable, net	1,613,668	-	1,613,668
Other receivables	342,556	-	342,556
Cost in excess of billing	753,615	-	753,615
Inventories	4,810,497	-	4.810,497
Prepaid expenses	16,383	-	16,383

Total Current Assets	8,065,285	1,941,004	10,006,289

Property and Equipment, net accumulated depreciation	2,123,429	-	2,123,429

Other Assets:
Investments at costs	5,909	-	5,909
Other intangible assets	3,963	-	3,963
Deposits	297,719	-	297,719

Total Other Assets	307,591	-	307,591

Total Assets	$10,496,305	$1,941,004	$12,437,309

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

LIQTECH INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEETS

	As of	Proforma	Proforma as of
	September, 30	Adjustment	September, 30
	2017		2017
	Unaudited
Current Liabilities:
Current portion of notes payable	$16,061	$-	$16,061
Current portion of capital lease obligations	7,808	-	7,808
Accounts payable	2,290,345	-	2,290,345
Accrued expenses	2,197,993	-	2,197,993
Billing in excess of cost	15,224	-	15,224
Accrued income taxes payable	580	-	580
Deferred revenue / customers deposits	720,561	-	720,561

Total Current Liabilities	5,248,572	-	5,248,572

Long-term notes payable, less current portion	32,521	-	32,521
Long-term capital lease obligations, less current portion	21,054	-	21,054

Total Long-Term Liabilities	53,575	-	53,575

Total Liabilities	$5,302,147	$-	$5,302,147

Stockholders' Equity:
Series A Convertible Preferred stock; par value $0.001, 10,000,000 shares authorized,0 shares issued and outstanding at September 30, 2017 and 1,617,503 shares issued and outstanding after the private Placement offering on November 14, 2017,	-	1,618	1,618

Common stock; par value $0.001, 100,000,000 shares authorized, 44,229,264 shares issued and outstanding at September 30, 2017 and 50,699,276 shares issued and outstanding after the private placement offering on November 14, 2017	44,230	-	44,230
Additional paid-in capital	37,961,723	1,939,386	39,901,109
Accumulated deficit	(27,516,432)	-	(27,516,432)
Deferred compensation	(58,548)	-	(58,548)
Other comprehensive income, net	(5,236,815)	-	(5,236,815)

Total Stockholders' Equity	5,194,158	1,941,004	7,135,162

Total Liabilities and Stockholders' Equity	$10,496,305	$1,941,004	$12,437,309

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

LIQTECH INTERNATIONAL, INC. AND

PROVITAL SOLUTIONS A/S

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – LIQTECH INTERNATIONAL, INC. AND SUBSIDIARIES

The terms "Company", “us", "we" and "our" as used in this report refer to LiqTech International, Inc., a Nevada corporation organized in July 2004, (“Parent”) and its subsidiaries. The Company engages in the development, design, production, marketing and sale of liquid filters and diesel particulate air filters in United States, Canada, Europe, Asia and South America.

NOTE 2 – FUNCTIONAL CURRENCY

The functional currency of LIQTECH INTERNATIONAL, Inc. is the U.S. Dollar. The Company’s reporting currency is U.S. Dollar for the purpose of these unaudited proforma financial statements. The foreign subsidiaries balance sheet accounts are translated into U.S. dollars at the period-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

NOTE 3 PROFORMA ADJUSTMENTS / PRIVATE PLACEMENT OFFERING

On November 14, 2017, the Parent effected a private placement of 1,617,503 shares of Series A preferred stock (1 to 4 conversion rate) or 6,470,012 ordinary shares of its common stock at a per share price of $1.20 per preferred share for aggregate proceeds to Parent of $1,941,203.60. Immediately prior to the closing of the private placement, Parent had 44,229,264 of its common stock issued and outstanding, and after the issuance of the 1,617,503 shares of preferred stock in the private placement, or 14.63% equivalent shares of the total shares of common stock issued and outstanding immediately prior to effecting the private placement, Parent has 1,617,503 preferred shares and 44,229,264 common shares issued and outstanding as of the date of this Report. The private placement was completed pursuant to Section 4(a)(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933. In connection with the private placement, each investor executed a subscription agreement, which contains customary representations and warranties of Parent and of each investor. The private placement was made directly by Parent and no underwriter or placement agent was engaged by Parent.